INDEPENDENT AUDITORS' CONSENT




Board of Directors and Stockholders of
LCS Industries, Inc.
Clifton, New Jersey

         We consent to the incorporation by reference in Registration Statements No. 33-12508, No. 33- 122552, No. 33-83058, No. 33-90036 and No. 33-59935 of LCS
Industries, Inc. on Forms S-8, S- 3, S-8, S-8 and S-3, respectively, of our report dated November 3, 1997 (December 17, 1998 as to Note 18) appearing in this Annual Report on Form 10-K of LCS Industries, Inc. for the year ended September 30, 1998.



/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Parsippany, New Jersey


December 23, 1998